News
For Immediate Release

El   Paso   Corporation  Announces  Election  of   Two   New
Independent Directors; Names Slate for 2004 Annual Meeting of Stockholders

HOUSTON, TEXAS, May 20, 2004-El Paso Corporation (NYSE:EP) announced today that two new directors, Thomas R. Hix and William H. Joyce, have been named to the company's board, bringing the total number of directors to 14. Hix, 56, is former senior vice president, Finance, and chief financial officer of Cooper Cameron Corporation (NYSE:CAM). Joyce, 68, is currently chairman and chief executive officer of Nalco Company and former chairman, president, and chief executive officer of Union Carbide Corporation.

"We are very pleased to welcome Tom Hix and Bill Joyce to El Paso's board of directors," said Doug Foshee, El Paso's president and chief executive officer. "Both of these individuals are independent, have significant energy-related experience, and their election increases the depth and breadth of El Paso's board of directors. Tom brings more than 20 years of financial experience to the board of directors, and Bill more than three decades of leadership with various global corporations. Their insights will be very valuable as we work to restore El Paso's position in the natural gas industry."

Messrs. J. Carleton MacNeil and Malcolm Wallop will not stand for re-election at the 2004 annual shareholder meeting later this year, which will reduce the number of directors to 12. Of the two directors not standing for re-election, Foshee said, "These gentlemen have served El Paso Corporation through some very challenging periods in the company's history, and we appreciate their commitment and service to the board."

In  addition  to Messrs. Hix and Joyce, El Paso's  other  10 nominees are:

  *    John M. Bissell - Chairman of the Board, BISSELL Inc.
  * Juan Carlos Braniff - Business Consultant; Former Vice Chairman, Grupo Financiero BBVA Bancomer
  * James L. Dunlap - Business Consultant; Former Vice Chairman, President, and Chief Operating Officer of Ocean Energy/United Meridian Corporation
  *    Douglas L. Foshee - President and Chief Executive
       Officer, El Paso Corporation
  * Robert W. Goldman - Business Consultant; Former Senior Vice President, Finance and Chief Financial Officer of Conoco Inc.
  *    Anthony W. Hall, Jr. - Chief Administrative Officer,
       City of Houston, Texas
  * Ronald L. Kuehn, Jr. - Non-Executive Chairman of the Board, El Paso Corporation
  *    J. Michael Talbert - Chairman of the Board, Transocean
       Inc.
  *    John Whitmire - Chairman of the Board, CONSOL Energy,
       Inc.
  *    Joe B. Wyatt - Chancellor Emeritus, Vanderbilt
       University

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America's largest natural gas pipeline system and one of North America's largest independent
natural   gas   producers.   For  more  information,   visit
www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan, our ability to attract and retain qualified members of the board of directors, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Kim Wallace, Manager
Office:  (713) 420-6330
Fax:     (713) 420-6341